Exhibit 99.1

February 5, 2014

NASDAQ OMX REPORTS RECORD FOURTH QUARTER 2013 RESULTS

•

Fourth quarter 2013 net revenues[1] were a record $520 million, up 23% from the prior year quarter. On an organic basis, assuming constant currency and excluding acquisitions, net revenues increased 5% year-over-year.

•	Achieved record fourth quarter non-GAAP diluted EPS of $0.69, which was 8% higher year-over-year. Fourth quarter 2013 GAAP diluted EPS was $0.81.
•	Achieved organic revenue growth year-over-year in all three non-trading business segments, Information Services, Technology Solutions, and Listing Services.
•	Non-transaction based revenues were 73% of our total fourth quarter 2013 net revenues, and increased 27% from the prior year quarter.
•

Both recent acquisitions of eSpeed and the IR, PR, and Multimedia businesses of Thomson Reuters are contributing earnings accretion and progress continues on delivering the synergy potential of both transactions.

•	The company paid down $98 million in debt in the period, and the deleveraging plan is on schedule to return NASDAQ OMX to its long-term leverage target by the end of the second quarter of 2014.

New York, N.Y.—The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) today reported results for the fourth quarter of 2013. Fourth quarter net revenues were $520 million, up from $422 million in the prior year period, driven by both acquisitions and organic growth in Technology Solutions, Information Services, and Listing Services. On an organic basis fourth quarter net revenues increased 5% year-over-year.

“I am encouraged by the performance of our business and further validation of the strategic approach we’ve taken to more broadly service the financial community while effectively balancing our mix of revenue and earnings streams,” said Bob Greifeld, CEO, NASDAQ OMX. “With nearly three quarters of our revenue derived from recurring sources, derivatives and fixed income contributing more than 60 percent of our transaction revenues, and nearly all of our revenues coming from products where we enjoy #1 or #2 competitive positions, our business model puts this company on very strong footing.”

Mr. Greifeld continued, “What is especially satisfying about this quarter is our record results were delivered while we continue to invest heavily in our future, through promising internal initiatives and initial investments into our acquired businesses. As we look at 2014, we are optimistic that our business model is well positioned for any potential improvement to the global business environment while the diversity of offerings provides the opportunity to more broadly service our customers across the investment community.”

On a non-GAAP basis, fourth quarter 2013 operating expenses were $313 million, up 33% as compared to the prior year quarter, primarily due to the inclusion of expenses associated with the acquisitions of the Thomson Reuters IR, PR and Multimedia businesses and the eSpeed electronic fixed income platform. On an organic basis (constant currency and excluding acquisitions), fourth quarter non-GAAP operating expenses were up 6%. GAAP operating expenses were $282 million in the fourth quarter of 2013, compared to $247 million in the prior year quarter.

[1]	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.

Fourth quarter 2013 non-GAAP diluted earnings per share was $0.69, compared to $0.64 in the prior year quarter. Please refer to our reconciliation of GAAP to non-GAAP net income, diluted earnings per share, operating income, net exchange revenues and operating expenses included in the attached schedules.

On a GAAP basis, net income attributable to NASDAQ OMX for the fourth quarter of 2013 was $141 million, or $0.81 per diluted share, compared with $85 million, or $0.50 per diluted share, in the prior year quarter.

“2013 finished with healthy momentum in terms of both organic growth in the vast majority of our business units, and our progress integrating two transformative acquisitions,” said Lee Shavel, EVP and CFO, NASDAQ OMX. “As we begin 2014, we will be working to continue to realize the growth and synergy opportunities each acquisition brings for shareholders.”

Mr. Shavel continued, “On the capital front, we continue our strong pace of deleveraging, paying down $98 million in debt, reducing the gross debt/EBITDA leverage ratio. We remain on track to return to our longer-term leverage target in the mid-2x gross debt to EBITDA range by the end of the second quarter of 2014.”

At December 31, 2013, the company had cash and cash equivalents of $425 million and total debt of $2,634 million, resulting in net debt of $2,209 million. This compares to net debt of $1,479 million at December 31, 2012.

BUSINESS HIGHLIGHTS

Market Services (39% of total net revenues) – Net revenues were $204 million in the fourth quarter of 2013, up $17 million when compared to $187 million in the fourth quarter of 2012.

Derivatives (14% of total net revenues) – Total net derivative trading and clearing revenues were $72 million in the fourth quarter of 2013, down $3 million compared to the fourth quarter of 2012. Net U.S. derivative trading and clearing revenues declined $3 million year-over-year due to modestly lower market share and capture. European derivative trading and clearing revenues were unchanged.

Cash Equities (10% of total net revenues) – Total net cash equity trading revenues were $51 million in the fourth quarter of 2013, up $4 million compared to the fourth quarter of 2012. Net U.S. cash equity trading revenues were unchanged, on relatively stable industry volumes, market share, and capture, while European cash equity trading rose $4 million year-over-year, on higher market volumes and capture. Consolidated U.S. cash equity market share was the highest since the third quarter of 2012.

Fixed Income (3% of total net revenues) – Total net fixed income trading revenues associated with eSpeed were $17 million.

The NASDAQ OMX Group, Inc.	2

Access and Broker Services (12% of total net revenues) – Access and broker services revenues totaled $64 million in the fourth quarter of 2013, down $1 million compared to the fourth quarter of 2012. Co-location and ports saw modestly lower demand in the fourth quarter of 2013 compared to the fourth quarter of 2012, partially offset by the addition of eSpeed hosting revenues, and revenue growth in newer products, such as microwave and other new low-latency connectivity methods.

Information Services (21% of total net revenues) – Revenues were $109 million in the fourth quarter of 2013, up $10 million from the fourth quarter of 2012.

Market Data (17% of total net revenues) – Total market data revenues were $89 million in the fourth quarter of 2013, up $6 million compared to the fourth quarter of 2012, primarily due to the inclusion of market data revenues associated with eSpeed, growth in products such as NASDAQ Basic, and the impact of select pricing initiatives. This increase was partially offset by a $2 million decrease in audit collections compared to the prior year period.

Index Licensing and Services (4% of total net revenues) – Index licensing and services revenues were $20 million in the fourth quarter of 2013, up $4 million from the fourth quarter of 2012. The revenue growth was a function of materially higher assets under management and number of licensed exchange traded products, including the impact of the acquisition of the index business of Mergent, Inc.

Technology Solutions (29% of total net revenues) – Revenues were $149 million in the fourth quarter of 2013, up $70 million from the fourth quarter of 2012.

Corporate Solutions (16% of total net revenues) – Corporate solutions revenues were $83 million in the fourth quarter of 2013, up $58 million from the fourth quarter of 2012. Corporate solutions revenue growth was primarily due to the inclusion of the Thomson Reuters IR, PR, and Multimedia businesses, as well as organic growth, in particular the continued growth of Directors Desk.

Market Technology (13% of total net revenues) – Market technology revenues were $66 million in the fourth quarter of 2013, up $12 million from the fourth quarter of 2012. The revenue increase is primarily due to an increase in software, license and support revenues as well as an increase in software-as-a-service revenues due to organic growth, in particular at BWise and SMARTS Broker. Also in the fourth quarter of 2013, we recognized higher revenues at BWise due to the recognition of previously deferred license revenues.

Listing Services (11% of total net revenues) – Revenues were $58 million in the fourth quarter of 2013, up $1 million compared to the fourth quarter of 2012. U.S. listing revenues were unchanged. European listing revenues rose by $1 million, due to higher market capitalization and a favorable change in exchange rates.

The NASDAQ OMX Group, Inc.	3

NON-GAAP OPERATING EXPENSE AND EFFECTIVE TAX RATE GUIDANCE – The company has initiated 2014 non-GAAP operating expense guidance of $1,250-$1,285 million, including $1,215-$1,235 million of core expenses, and $35-$50 million of GIFT new initiative expenses. The company expects an effective tax rate in the range of 33%-35% in 2014.

CORPORATE HIGHLIGHTS

•

Market Technology finishes record year for new order intake. In 2013, Market Technology had its best-ever year for new order intake, with $322 million in total contract value, including a record $138 million in the fourth quarter of 2013. The backlog ended the year at a record $655 million.

•

U.S. Derivatives continues industry leadership. For the fourth consecutive year, NASDAQ OMX led all exchange operators in consolidated U.S. equity options market share, at 27.9% (18.2% for NASDAQ OMX PHLX, 8.7% for NASDAQ Options Market, and 1.0% for NASDAQ OMX BX), and set an all-time best annual mark.

•

Listing Services finishes 2013 with strong momentum. NASDAQ OMX led all U.S. exchanges with 126 IPOs in 2013, a 75% increase vs. the prior year, and welcomed a total of 239 new listings. NASDAQ OMX also won 31 listing venue switches, and hosted 57% of the top 100 best performing IPOs in 2013.

•

NASDAQ OMX clears first European buy-side client interest rate swap. On December 23rd, NASDAQ OMX Clearing announced its first buy-side client cleared interest rate swap (IRS). The start to buy-side clearing follows strong overall volume growth for NASDAQ OMX Clearing, with over 230 billion SEK in cleared IRS volumes to date, making NASDAQ OMX Clearing second in Europe in total cleared IRS volumes.

•

Global Indexes continues push into institutional channels. On November 6, 2013, the Oklahoma Firefighters Pension and Retirement System adopted the NASDAQ Global Index Family to serve as preferred benchmarks for its equity investments, requiring their 20 investment managers to reconsider their current benchmarks in preference to NASDAQ’s offering.

About NASDAQ OMX Group

NASDAQ OMX (Nasdaq:NDAQ) is a leading provider of trading, exchange technology, information and public company services across six continents. Through its diverse portfolio of solutions, NASDAQ OMX enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 80 marketplaces in 50 countries, and approximately 1 in 10 of the world’s securities transactions. NASDAQ OMX is home to more than 3,300 listed companies with a market value of over $8 trillion and more than 10,000 corporate clients. To learn more, visit www.nasdaqomx.com.

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP and pro forma non-GAAP results of operations, including, but not limited to, net income attributable to NASDAQ OMX, diluted earnings per share, net exchange revenues, operating income, and operating expenses, that make certain

The NASDAQ OMX Group, Inc.	4

adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP and pro forma non-GAAP information provided at the end of this release. Management believes that this non-GAAP and pro forma non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP and pro forma non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth, trading volumes, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain strategic, technology, de-leveraging and capital return initiatives, (iii) statements about our integrations of our recent acquisitions and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Media Relations:	Contact Investor Relations:
Joseph Christinat +1.646.441.5121	Ed Ditmire +1.212.401.8737
Joseph.Christinat@NASDAQOMX.Com	Ed.Ditmire@NASDAQOMX.Com

NDAQF

The NASDAQ OMX Group, Inc.	5

The NASDAQ OMX Group, Inc.

Consolidated Statements of Income

(in millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Market Services	$533	$499	$520	$2,092	$2,206
Cost of revenues:
Transaction rebates	(254)	(231)	(249)	(1,002)	(1,104)
Brokerage, clearance and exchange fees	(75)	(68)	(84)	(314)	(342)

Total cost of revenues	(329)	(299)	(333)	(1,316)	(1,446)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	204	200	187	776	760

Listing Services	58	57	57	228	224
Information Services	109	118	99	442	406
Technology Solutions	149	131	79	449	284

Revenues less transaction rebates, brokerage, clearance and exchange fees	520	506	422	1,895	1,674

Operating Expenses:
Compensation and benefits	146	150	116	539	454
Marketing and advertising	8	7	7	30	26
Depreciation and amortization	34	33	27	122	104
Professional and contract services	45	41	29	151	107
Computer operations and data communications	25	22	10	82	60
Occupancy	27	26	25	98	93
Regulatory	7	8	7	30	34
Merger and strategic initiatives	(11)	—	4	22	4
Restructuring charges	—	—	8	9	44
General, administrative and other	19	17	14	80	58
Voluntary accommodation program	(18)	—	—	44	—

Total operating expenses	282	304	247	1,207	984

Operating income	238	202	175	688	690

Interest income	2	2	3	9	10
Interest expense	(30)	(32)	(25)	(111)	(97)
Gain on sale of investment security	30	—	—	30	—
Asset impairment charges	(5)	—	—	(14)	(40)
Loss on divestiture of business	—	—	—	—	(14)
Loss from unconsolidated investees, net	—	(1)	—	(2)	(1)

Income before income taxes	235	171	153	600	548
Income tax provision	94	58	69	216	199

Net income	141	113	84	384	349

Net loss attributable to noncontrolling interests	—	—	1	1	3

Net income attributable to NASDAQ OMX	$141	$113	$85	$385	$352

Per share information:
Basic earnings per share	$0.84	$0.68	$0.52	$2.30	$2.09

Diluted earnings per share	$0.81	$0.66	$0.50	$2.25	$2.04

Cash dividends declared per common share	$0.13	$0.13	$0.13	$0.52	$0.39

Weighted-average common shares outstanding for earnings per share:
Basic	168.3	167.3	164.5	166.9	168.3
Diluted	173.1	172.1	169.1	171.3	172.6

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

MARKET SERVICES
Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	$120	$106	$124	$467	$458
Cost of revenues:
Transaction rebates	(71)	(58)	(69)	(259)	(250)
Brokerage, clearance and exchange fees	(7)	(6)	(10)	(33)	(34)

Total U.S. derivative trading and clearing cost of revenues	(78)	(64)	(79)	(292)	(284)

Net U.S. derivative trading and clearing revenues	42	42	45	175	174
European derivative trading and clearing	30	29	30	118	117

Total net derivative trading and clearing revenues	72	71	75	293	291

Cash Equity Trading Revenues:
U.S. cash equity trading	279	259	283	1,129	1,294
Cost of revenues:
Transaction rebates	(183)	(173)	(180)	(743)	(854)
Brokerage, clearance and exchange fees	(67)	(61)	(74)	(279)	(308)

Total U.S. cash equity cost of revenues	(250)	(234)	(254)	(1,022)	(1,162)

Net U.S. cash equity trading revenues	29	25	29	107	132
European cash equity trading	22	21	18	86	80

Total net cash equity trading revenues	51	46	47	193	212

Fixed Income Trading Revenues:
Fixed income trading	18	19	—	37	—
Cost of revenues:
Brokerage, clearance and exchange fees	(1)	(1)	—	(2)	—

Total net fixed income trading revenues	17	18	—	35	—

Access and Broker Services Revenues	64	65	65	255	257

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	204	200	187	776	760

LISTING SERVICES
U.S. listing services	44	43	44	173	174
European listing services	14	14	13	55	50

Total Listing Services revenues	58	57	57	228	224

INFORMATION SERVICES
Market Data Products Revenues:
U.S. market data products	65	73	60	264	244
European market data products	17	20	17	77	74
Index data products	7	7	6	27	25

Total Market Data Products revenues	89	100	83	368	343
Index Licensing and Services Revenues	20	18	16	74	63

Total Information Services revenues	109	118	99	442	406

TECHNOLOGY SOLUTIONS
Corporate Solutions Revenues:
Governance	4	4	3	15	10
Investor relations	47	47	11	130	40
Multimedia solutions	18	15	4	43	14
Public relations	14	12	7	42	25

Total Corporate Solutions revenues	83	78	25	230	89

Market Technology Revenues:
Software, license and support	43	36	36	152	143
Change request and advisory	13	9	12	38	29
Software as a service	10	8	6	29	23

Total Market Technology revenues	66	53	54	219	195

Total Technology Solutions revenues	149	131	79	449	284

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$520	$506	$422	$1,895	$1,674

The NASDAQ OMX Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$425	$497
Restricted cash	84	85
Financial investments, at fair value	162	223
Receivables, net	393	333
Deferred tax assets	12	33
Default funds and margin deposits	1,961	209
Other current assets	126	112

Total current assets	3,163	1,492
Non-current restricted cash	—	25
Property and equipment, net	268	211
Non-current deferred tax assets	404	294
Goodwill	6,186	5,335
Intangible assets, net	2,386	1,650
Other non-current assets	170	125

Total assets	$12,577	$9,132

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$228	$172
Section 31 fees payable to SEC	82	97
Accrued personnel costs	154	111
Deferred revenue	151	139
Other current liabilities	141	119
Deferred tax liabilities	38	35
Default funds and margin deposits	1,961	209
Current portion of debt obligations	45	136

Total current liabilities	2,800	1,018
Debt obligations	2,589	1,840
Non-current deferred tax liabilities	708	713
Non-current deferred revenue	143	156
Other non-current liabilities	153	196

Total liabilities	6,393	3,923

Commitments and contingencies
Equity
NASDAQ OMX stockholders’ equity:
Common stock	2	2
Additional paid-in capital	4,278	3,771
Common stock in treasury, at cost	(1,005)	(1,058)
Accumulated other comprehensive loss	(67)	(185)
Retained earnings	2,976	2,678

Total NASDAQ OMX stockholders’ equity	6,184	5,208
Noncontrolling interests	—	1

Total equity	6,184	5,209

Total liabilities and equity	$12,577	$9,132

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Exchange Revenues(1) and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Exchange Revenues(1) and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GAAP net income attributable to NASDAQ OMX	$141	$113	$85	$385	$352

Non-GAAP adjustments:
Income from open positions relating to the operations of the Exchange	—	—	—	—	(11)
Gain on sale of investment security	(30)	—	—	(30)	—
Voluntary accommodation program	(18)	—	—	44	—
Merger and strategic initiatives (2)	(11)	—	4	22	4
Asset impairment charges	5	—	—	14	40
Special legal expenses	1	—	2	3	7
Securities and Exchange Commission matter	—	—	—	10	—
Restructuring charges	—	—	8	9	44
Loss on divestiture of business	—	—	—	—	14
Other	(3)	—	(3)	(3)	—

Total non-GAAP adjustments	(56)	—	11	69	98
Adjustment to the income tax provision to reflect non-GAAP adjustments(3)	29	(3)	(5)	(17)	(32)
Significant tax adjustments, net	5	3	17	8	14

Total non-GAAP adjustments, net of tax	(22)	—	23	60	80

Non-GAAP net income attributable to NASDAQ OMX	$119	$113	$108	$445	$432

GAAP diluted earnings per share	$0.81	$0.66	$0.50	$2.25	$2.04
Total adjustments from non-GAAP net income above	(0.12)	—	0.14	0.35	0.46

Non-GAAP diluted earnings per share	$0.69	$0.66	$0.64	$2.60	$2.50

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

GAAP operating income	$238	$202	$175	$688	$690

Non-GAAP adjustments:
Income from open positions relating to the operations of the Exchange	—	—	—	—	(11)
Voluntary accommodation program	(18)	—	—	44	—
Merger and strategic initiatives(2)	(11)	—	4	22	4
Special legal expenses	1	—	2	3	7
Securities and Exchange Commission matter	—	—	—	10	—
Restructuring charges	—	—	8	9	44
Other	(3)	—	(3)	(3)	—

Total non-GAAP adjustments	(31)	—	11	85	44

Non-GAAP operating income	$207	$202	$186	$773	$734

Total Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees	$520	$506	$422	$1,895	$1,663

Non-GAAP operating margin (4)	40%	40%	44%	41%	44%

(1)	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.
(2)	For the three and twelve months ended December 31, 2013, merger and strategic initiatives expense includes a credit of $23 million associated with a receivable under a tax sharing agreement with an unrelated party. This amount is offset in note (3) below. Merger and strategic initiatives expense also includes costs related to our acquisitions of eSpeed and the TR Corporate Solutions businesses. For the three months ended September 30, 2013, merger and strategic initiatives expense included $8 million of costs primarily related to the acquisitions of eSpeed and the TR Corporate Solutions businesses. This amount was offset by the remeasurement of a contingent purchase price liability related to the BWise acquisition due to the changes in the anticipated performance of BWise.
(3)	For the three and twelve months ended December 31, 2013, includes $23 million associated with the derecognition of a previously recognized tax benefit. This amount is offset by the receivable described in note (2) above. For the three months ended September 30, 2013, relates to the $8 million merger and strategic initiatives expense described in note (2) above.
(4)	Non-GAAP operating margin equals non-GAAP operating income divided by Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Exchange Revenues(1) and Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income,

Net Exchange Revenues(1) and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GAAP revenues less transaction rebates, brokerage, clearance and exchange fees	$520	$506	$422	$1,895	$1,674

Non-GAAP adjustments:

Income from open positions relating to the operations of the Exchange	—	—	—	—	(11)

Total non-GAAP adjustments	—	—	—	—	(11)

Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees	$520	$506	$422	$1,895	$1,663

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

GAAP operating expenses	$282	$304	$247	$1,207	$984

Non-GAAP adjustments:

Voluntary accommodation program	18	—	—	(44)	—
Merger and strategic initiatives(2)	11	—	(4)	(22)	(4)
Special legal expenses	(1)	—	(2)	(3)	(7)
Securities and Exchange Commission matter	—	—	—	(10)	—
Restructuring charges	—	—	(8)	(9)	(44)
Other	3	—	3	3	—

Total non-GAAP adjustments	31	—	(11)	(85)	(55)

Non-GAAP operating expenses	$313	$304	$236	$1,122	$929

(1)	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.
(2)	For the three and twelve months ended December 31, 2013, merger and strategic initiatives expense includes a credit of $23 million associated with a receivable under a tax sharing agreement with an unrelated party. Merger and strategic initiatives expense also includes costs related to our acquisitions of eSpeed and the TR Corporate Solutions businesses. For the three months ended September 30, 2013, merger and strategic initiatives expense included $8 million of costs primarily related to the acquisitions of eSpeed and the TR Corporate Solutions businesses. This amount was offset by the remeasurement of a contingent purchase price liability related to the BWise acquisition due to the changes in the anticipated performance of BWise.

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
Market Services
Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	14.7	13.6	14.3
NASDAQ OMX PHLX matched market share	17.6%	16.7%	21.9%
The NASDAQ Options Market matched market share	9.1%	9.0%	6.2%
NASDAQ OMX BX Options matched market share	0.8%	1.0%	1.0%

Total market share	27.5%	26.7%	29.1%
NASDAQ OMX Nordic and NASDAQ OMX Baltic
Average daily volume:
Options, futures and fixed-income contracts	407,816	346,940	379,905
Finnish option contracts traded on Eurex	77,703	116,583	107,373
NASDAQ OMX Commodities
Clearing Turnover:
Power contracts (TWh)(1)	436	363	453
Cash Equity Trading
NASDAQ securities
Total average daily share volume (in billions)	1.82	1.63	1.74
Matched market share executed on NASDAQ	25.2%	24.3%	23.6%
Matched market share executed on NASDAQ OMX BX	2.5%	2.3%	2.6%
Matched market share executed on NASDAQ OMX PSX	0.5%	0.7%	1.3%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	36.1%	37.7%	33.2%

Total market share(2)	64.2%	65.0%	60.7%
New York Stock Exchange, or NYSE securities
Total average daily share volume (in billions)	3.22	3.12	3.39
Matched market share executed on NASDAQ	12.1%	11.3%	11.5%
Matched market share executed on NASDAQ OMX BX	2.5%	2.3%	2.5%
Matched market share executed on NASDAQ OMX PSX	0.3%	0.5%	0.7%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	32.3%	33.6%	30.0%

Total market share(2)	47.3%	47.7%	44.7%
NYSE MKT and regional securities
Total average daily share volume (in billions)	0.98	1.02	0.97
Matched market share executed on NASDAQ	12.5%	13.0%	14.1%
Matched market share executed on NASDAQ OMX BX	3.1%	3.1%	2.9%
Matched market share executed on NASDAQ OMX PSX	1.1%	1.4%	1.6%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	30.4%	32.4%	30.6%

Total market share(2)	47.1%	49.9%	49.2%
Total U.S.-listed securities
Total average daily share volume (in billions)	6.01	5.77	6.09
Matched share volume (in billions)	74.1	67.9	71.6
Matched market share executed on NASDAQ	16.1%	15.3%	15.4%
Matched market share executed on NASDAQ OMX BX	2.6%	2.4%	2.6%
Matched market share executed on NASDAQ OMX PSX	0.5%	0.7%	1.0%

Total market share	19.2%	18.4%	19.0%
NASDAQ OMX Nordic and NASDAQ OMX Baltic Securities
Average daily number of equity trades	309,756	285,404	273,330
Total average daily value of shares traded (in billions)	$4.4	$4.0	$3.4
Total market share	68.3%	67.3%	68.2%
Listing Services
Initial public offerings
NASDAQ	35	38	19
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic	8	0	4
New listings
NASDAQ(3)	80	59	46
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic(4)	14	5	9
Number of listed companies
NASDAQ(5)	2,637	2,602	2,577
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic(6)	758	752	754
Technology Solutions
Market Technology
Order intake (in millions)(7)	$138	$119	$98
Total order value (in millions)(8)	$655	$579	$559

(1)	Primarily transactions executed on Nord Pool ASA and reported for clearing to NASDAQ OMX Commodities measured by Terawatt hours (TWh) and one thousand metric tons of carbon dioxide (1000 tCO2).
(2)	Includes transactions executed on NASDAQ’s, NASDAQ OMX BX’s and NASDAQ OMX PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(3)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed exchange traded funds (ETFs).
(4)	New listings include IPOs and represent companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North.
(5)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(6)	Represents companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North at period end.
(7)	Total contract value of orders signed during the period.
(8)	Represents total contract value of orders signed that are yet to be recognized as revenue.